Contract Schedule

Contract Number:                              [12345]
Contract Date:                                   [01/01/2008]                                        Maturity Date:                                                [01/01/2058]

Contract Owner:                                [John Doe]
[Joint Contract Owner:]                   [Jane Doe]
Covered Person:                               [John Doe]                                        Covered Person’s DOB:                                 [01/01/1958]
[Joint Covered Person:]                   [Jane Doe]                                       [Joint Covered Person’s DOB:]                      [01/01/1958]
Annuitant:                                         [John Doe]                                        Annuitant’s DOB:                                           [01/01/1958]

Maximum Issue Age:                                                                                           [80]
Minimum Annuity Payment Amount:                                                              $[100] per month
Maximum Birthday:                                                                                             [91st] birthday

Program Sponsor:                                                                           [XYZ Trust/Broker-Dealer]

Designated Account
Account Number:                                                [8675309]
Maximum Coverage Amount:                            [$1,000,000.00]
Program Rule(s):                                                   [0 to 100% PIMCO Global Multi-Asset Fund]
[0 to 100% PIMCO Total Return Fund]
[0 to 100% PIMCO Money Market Fund]

Required Reallocation Period:	[30 days from the date of the written notice or the next Business Day if the 30th day is not a Business Day. ]
Allocation Correction Period:	[10 days from the date of the written notice or the next Business Day if the 10th day is not a Business Day.]
Addition Reversal Period:	[60 days from the date of the written notice or the next Business Day if the 60th day is not a Business Day.]
Minimum Value:                                                   [$5,000]
Benefit Grace Period:	[10 days from the date of the written notice or the next Business Day if the 10th day is not a Business Day]

Benefit Base
Initial Investment:                                                [$75,000]

Withdrawals
Withdrawal Reversal Period:	[10 days from the date of withdrawal or the next Business Day if the 10th day is not a Business Day]
Exercise Ages:                                                      On the Withdrawal Start Date, all Covered Persons must be atleast age [65].

Withdrawal Percentage Table

Current Ten-year U.S. Constant Maturity Treasury rate	Payment percentage
[Less than 3.50%	4%]
[3.50% to 4.99%	5%]
[5.00% to 6.49%	6%]
[6.50% and above	7%]

CS1000                                                                               3

Contract Schedule continued from the previous page

Total Contract Charges
Grace Period:                                 [30] days

Due Dates:                                     [Contract Date and the first Business Day in January, April, July and October]
[Contract Date and each quarterly anniversary of the Contract Date or the next BusinessDay if such day is not a Business Day]

Contract Maintenance
Charge Due Date:                         [First Business Day in January]
[Contract Anniversary]

Insurance Charge
[Initial Annual Insurance Charge Rate for a Sole Covered Person]

Allocation 1: [PIMCO Global Multi-Asset Fund]                                                             [1.05%]
Allocation 2: [PIMCO Total Return Fund]                                                                         [1.05%]
 Allocation 3:  [PIMCO Money Market Fund ]                                                                  [1.05%]

[Initial Annual Insurance Charge Rate for Joint Covered Persons]

Allocation 1: [PIMCO Global Multi-Asset Fund]                                                              [1.05%]
Allocation 2: [PIMCO Total Return Fund]                                                                          [1.05%]
Allocation 3: [PIMCO Money Market Fund ]                                                                     [1.05%]

Maximum Annual Insurance Charge Rate:                                                                         [1.75]%

Administrative Charge
The Annual Administrative Charge Rate is                                                                       [0.20]%.

Contract Maintenance Charge
The Annual Contract Maintenance Charge is                                                                  $[75.00].
The Designated Amount is                                                                                                  $[100,000].

Reinstatement and Reapplication
Reinstatement Period:	[90 days or the next Business Day if the 90th day is not a Business Day] after Contract Termination
Reapplication Wait Period:                                                                                [24 months] after Contract Termination

[Optional Riders:]

CS1000                                                                             [3A]

Contract Schedule continued from the previous page

Guaranteed Purchase Rate Tables are based on [1]% interest and the [Annuity 2000 Mortality Tables].  Values for ages not shown will be furnished upon request.

TABLE 1, LIFE ONLY ANNUITY Monthly Installments, per $1,000, payable during the lifetime of the Annuitant.
Age on Annuity Date	Male Female Annuitant Annuitant
[50	3.02	2.78
51	3.09	2.84
52	3.17	2.90
53	3.25	2.97
54	3.33	3.04
55	3.42	3.12
56	3.51	3.20
57	3.61	3.29
58	3.72	3.38
59	3.83	3.47
60	3.95	3.57
61	4.07	3.68
62	4.21	3.79
63	4.35	3.91
64	4.50	4.04
65	4.67	4.18
66	4.84	4.33
67	5.03	4.48
68	5.22	4.65
69	5.43	4.83
70	5.66	5.03
71	5.90	5.24
72	6.15	5.47
73	6.42	5.71
74	6.71	5.98
75	7.02	6.26
76	7.36	6.57
77	7.71	6.91
78	8.09	7.27
79	8.50	7.66
80	8.93	8.09]

TABLE 2, JOINT AND SURVIVOR ANNUITY Monthly installment per $1,000, payable as long as either Annuitant is living.
Age of Male on	Age of Female on Annuity Date
Annuity Date	50	55	60	65	70	75	80

[50	2.49	2.63	2.74	2.84	2.90	2.95	2.98
55	2.58	2.76	2.94	3.09	3.21	3.29	3.35
60	2.65	2.88	3.12	3.34	3.54	3.69	3.80
65	2.70	2.97	3.27	3.58	3.89	4.15	4.36
70	2.73	3.03	3.38	3.78	4.22	4.64	5.00
75	2.75	3.06	3.46	3.93	4.49	5.11	5.70
80	2.76	3.09	3.51	4.04	4.70	5.50	6.37]

CS1000                                                                             [3A]